EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into this 29th day of June, 2012 by and among Interleukin Genetics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and Pyxis Innovations Inc. (“Pyxis”).

WITNESSETH :

WHEREAS Pyxis holds 5,000,000 shares (the “Series A Shares”) of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”);

WHEREAS the parties desire that Pyxis exchange (the “Exchange”) the Series A Shares for 5,000,000 shares (the “Series A-1 Preferred Shares”) of the Company’s Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”), having the rights, privileges and preferences set forth in the Certificate of Designations, Preferences, and Rights of Series A-1 Preferred Stock and Series B Preferred Stock (the “Certificate of Designations”) set forth on Exhibit A hereto; and

WHEREAS the parties desire that the Exchange be consummated substantially contemporaneously with the closing (the “Closing”) of that certain preferred stock equity investment (the “Series B Transaction”) contemplated between the Company and Delta Dental Plan of Michigan, Inc.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, intending to be legally bound the parties hereby agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

SECTION 1.01         Authorization of Series A-1 Preferred Stock. On or prior to the Closing Date (as defined below), the Company shall have authorized the issuance to Pyxis, on the terms and conditions set forth in this Agreement, of an aggregate of 5,000,000 shares (the “Series A-1 Shares”) of Series A-1 Preferred Stock having the rights, privileges and preferences set forth in the Certificate of Designations.

SECTION 1.02         Transfer of the Series A Preferred Stock in Exchange for Series A-1 Preferred Stock. Pyxis agrees to transfer and deliver to the Company, on the Closing Date, free and clear of any and all liens, charges, pledges or other encumbrances of any kind or nature (“Encumbrances”), the Series A Shares to the Company and, in exchange therefor, the Company agrees to issue and deliver to Pyxis the Series A-1 Shares immediately following the effectiveness of the Certificate of Designations upon filing with the Office of the Secretary of State of the State of Delaware (the “State Office”). For the avoidance of doubt, notwithstanding anything to the contrary, “Encumbrances” shall not include the Series A Preferred Contractual Rights (as defined below).

SECTION 1.03         Closing. The closing of the Exchange on the terms and conditions set forth in this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. EST on the same date as the closing of the Series B Transaction (the “Closing Date”).

SECTION 1.04          Closing Documents and Payments. At the Closing, (a) Pyxis shall deliver to the Company a Stock Power substantially in the form attached hereto as Exhibit B (the “Stock Power”) duly completed and executed in favor of the Company (together with the certificate PA0001 representing the Series A Shares), (b) the Company shall then file with the State Office a Certificate of Elimination of the Series A Preferred Stock, in substantially the form attached hereto as Exhibit C (the “Certificate of Elimination”); (c) the Company shall then file the Certificate of Designations with the State Office; and (d) the Company shall then issue and deliver to Pyxis a certificate registered in Pyxis’ name evidencing the Series A-1 Shares (the Stock Power, together with the Certificate of Elimination, the Certificate of Designations and this Agreement, the “Transaction Documents”). At the Closing, Pyxis shall also receive an opinion of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Company (“MNAT”), in substantially the form attached hereto as Exhibit C (the “MNAT Opinion”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants the following to Pyxis as of date hereof and as of the Closing Date:

SECTION 2.01         Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Copies of the Company’s Certificate of Incorporation, as amended (including the Certificate of Designation for the Series A Preferred Stock, the “Charter”) and Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), and in each case, all amendments thereto, have been filed as exhibits to the Company’s SEC Documents (as defined below) and have not been further modified, and except as required by the transactions contemplated hereby and by the Series B Transaction, the Company has no present intention to modify the Charter and Bylaws. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”). For purposes hereof, “SEC Documents” shall mean all reports, schedules, forms, statements, exhibits (including certifications of the Company’s principal executive and financial officers pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002 and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the twelve (12) months preceding the date hereof (all of the foregoing filed prior to or on the date hereof, or prior to the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “SEC Documents”).

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SECTION 2.02         Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Series A-1 Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation and performance by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Series A-1 Shares and of the shares of Common Stock issuable upon conversion of the Series A-1 Shares (the “Common Shares” and together with the Series A-1 Shares, the “Securities”), have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

SECTION 2.03         Issuance of Shares. The Series A-1 Shares and the Common Shares are duly authorized and, upon issuance in accordance with the terms hereof and the Certificate of Designations set forth on Exhibit A hereto, (i) will be (A) validly issued, fully paid and non-assessable and (B) free from all taxes, liens and charges in the United States of America with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by Pyxis, and not subject to preemptive rights or other similar rights of stockholders of the Company and (ii) shall be afforded the rights and otherwise be subject to (a) the provisions of Sections 5.3, 5.4, 5.6, 5.7, 5.8, 6.7 and 6.8 of that certain Stock Purchase Agreement, dated March 5, 2003, between the Company and Pyxis, as amended, and (b) the Registration Rights Agreement, dated March 5, 2003, between the Company and Pyxis (the “Series A Preferred Contractual Rights”), which rights shall apply to the Series A-1 Preferred Stock as such provisions and agreement applied to the Series A Preferred Stock prior to the Exchange. Except for the filing of the Certificate of Elimination and the Certificate of Designations with the State Office, and any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Series A-1 Shares, or for the performance by the Company of its obligations under this Agreement. The Company has reserved from its duly authorized capital stock the Common Shares issuable upon conversion of the Series A-1 Shares.

SECTION 2.04         No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company’s Charter or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations, violations and impositions as described in clauses (ii), (iii) or (iv) of this sentence as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

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ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PYXIS

Pyxis hereby represents and warrants to and agrees with the Company as of date hereof and as of the Closing Date:

SECTION 3.01         Title to the Series A Shares. Pyxis owns the Series A Shares beneficially and of record, free and clear of all Encumbrances. There is no restriction affecting the ability of Pyxis to transfer the legal and beneficial title and ownership of such Series A Shares to the Company and, upon delivery thereof to the Company pursuant to the terms of this Agreement at the Closing, the Company will acquire record and beneficial title to such Series A Shares free and clear of all Encumbrances.

SECTION 3.02         Pyxis’ Authority to Execute and Perform Agreement. Pyxis has the legal capacity and full legal right and power and all authority and approval required by law to enter into this Agreement and to perform its obligations hereunder. Pyxis has duly executed and delivered this Agreement, and this Agreement is the legal, valid and binding obligation of Pyxis enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Pyxis does not and will not result in any violation of or conflict with, or constitute a default under (i) any contract, agreement, document or instrument to which Pyxis is party or by which Pyxis or any of Pyxis’ properties are bound, or (ii) any law, rule, regulation, judgment or order to which Pyxis is subject.

SECTION 3.03         Accredited Investor. Pyxis is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (“Securities Act”).

SECTION 3.04         Purchase For Investment. Pyxis is acquiring the Series A-1 Shares for investment for his, her or its own account and not with a view to the distribution or public offering thereof within the meaning of the Securities Act. Pyxis understands that the Series A-1 Shares have not been registered under the Securities Act and may not be sold or transferred without such registration or an exemption therefrom.

ARTICLE IV

CONDITIONS

SECTION 4.01         The Company Conditions. The obligations of the Company to issue the Series A-1 Shares on the Closing Date and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or before the Closing Date (unless otherwise specified herein), of the following conditions each of which may be waived by the Company in its sole discretion:

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(a)         Representations and Warranties. All of the representations and warranties of Pyxis contained in this Agreement shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date.

(b)         Performance. Pyxis shall have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date, including delivery of the documents set forth in Section 1.04 above.

(c)         Filing and Effectiveness of Certificate of Elimination and Certificate of Designations. The Certificate of Elimination and Certificate of Designations shall have been filed with the State Office and become effective.

(d)         Series B Transaction Closing. The closing of the Series B Transaction shall occur substantially contemporaneously with the Closing.

(e)         Director Resignation. Effective as of the Closing Date, Catherine Ehrenberger, a designee of the Series A Preferred Stock to the Board of Directors of the Company, shall have resigned from the Board.

(f)         Amendment to Note Purchase Agreement. The Amended and Restated Note Purchase Agreement , dated March 10, 2009, between the Company and Pyxis, as amended on August 10, 2009, February 1, 2010 and September 30, 2010, shall have been further amended to extend the Maturity Date (as defined therein) on which the principal amount of all notes issued thereunder shall be payable to November 30, 2012.

SECTION 4.02         Pyxis Conditions. The obligations of Pyxis to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by Pyxis:

(a)         Representations and Warranties. All of the representations and warranties of the Company contained in this Agreement shall be true, complete and correct in all material respects, on and as of the date hereof and on and as of the Closing Date, as if made on and as of such date.

(b)         Performance. The Company shall have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date, including delivery of the documents set forth in Section 1.04 above.

(c)         Opinion. Pyxis shall have received the MNAT Opinion from MNAT dated as of the Closing Date.

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(d)         Series B Transaction Closing. The closing of the Series B Transaction shall occur substantially contemporaneously with the Closing.

ARTICLE V

MISCELLANEOUS

SECTION 5.01         Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Company:

Interleukin Genetics, Inc.

135 Beaver Street

Waltham, MA 02452

Attention: Chief Financial Officer

If to Pyxis:

Pyxis Innovations Inc.

7575 Fulton Street East

Ada, Michigan 49333

Attention: Vice President and General Counsel

All notices, requests, consents and other communications hereunder shall be deemed to have been received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

SECTION 5.02         Entire Agreement; Previous Agreements. The Transaction Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Transaction Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement. Notwithstanding the foregoing, Series A Preferred Contractual Rights shall apply to the Series A-1 Preferred Stock as such provisions and agreement applied to the Series A Preferred Stock prior to the Exchange.

SECTION 5.03         Modifications, Amendments and Waivers. The terms and conditions of this Agreement may be modified, amended or waived, or consent for the departure therefrom granted, only by written agreement executed by the Company and Pyxis.

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SECTION 5.04         Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties.

SECTION 5.05         Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third party beneficiary of this Agreement.

SECTION 5.06         Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

SECTION 5.07         Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

SECTION 5.08         Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

SECTION 5.09         Survival. The representations and warranties of the Company and Pyxis contained in Articles II and III, respectively, shall be deemed to be representations and warranties as of the date hereof and shall survive the Closing and delivery of the Series A-1 Shares, provided that all such representations and warranties shall terminate three (3) years following the Closing, except for Section 3.01, which shall survive indefinitely.

SECTION 5.10         Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

SECTION 5.11         Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

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SECTION 5.12         Reliance. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any schedule or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement.

SECTION 5.13         Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

SECTION 5.14         Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the Company and Pyxis have executed this Agreement as of the day and year first above written.

INTERLEUKIN GENETICS, INC.

By:	/s/ Lewis H. Bender
Name: Lewis H. Bender
Title: Chief Executive Officer

PYXIS INNOVATIONS INC.

By:	/s/ David J. Tuit
Name: David J. Tuit
Title: Assistant Treasurer

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